EXHIBIT 99.1

Hub Group Reports Third Quarter 2025 Results

Highlights:

  GAAP diluted earnings per share (EPS) of $0.47 for the third quarter
  Third quarter revenue of $934 million
  Non-GAAP adjusted EPS of $0.49, which excludes adjusted items in the quarter
  Operating income of $39 million or 4.2% of revenue, adjusted operating income (non-GAAP) of $41 million or 4.4% of revenue
  Closed on the acquisitions of Marten Transport Intermodal assets and SITH, LLC
  Strong balance sheet with net debt/EBITDA LTM (non-GAAP) of 0.4x as of September 30, 2025

OAK BROOK, Ill., Oct. 30, 2025 (GLOBE NEWSWIRE) -- Hub Group, Inc. (Nasdaq: HUBG) announced third quarter 2025 net income of $29 million and diluted earnings per share of $0.47. Adjusting for certain expenses of $1.2 million (pre-tax), third quarter 2025 adjusted net income (non-GAAP) of $30 million decreased 6% from the prior year adjusted net income of $32 million. Adjusted EPS (non-GAAP) of $0.49 per diluted share decreased $0.03 from $0.52 of adjusted EPS reported in the third quarter of 2024.

“During the third quarter, Hub Group continued to navigate softer demand across freight markets. Intermodal profitability and revenue per load increased sequentially and from prior year. The Logistics operating margin also improved, and Hub Group started onboarding recent Final Mile awards. Our continuous improvement approach to expense management helped offset the impact of lower revenue. The recent addition of Marten Intermodal accelerates the momentum of our refrigerated intermodal business, and our strong balance sheet and free cash flow generation provide significant capital flexibility. We remain focused on serving customers and realizing the intermodal growth potential for Hub Group in collaboration with our rail partners Union Pacific and Norfolk Southern. Hub Group is well positioned to deliver accelerating growth and further improvement in margin performance,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Third Quarter 2025 Results

Consolidated revenue for the third quarter of 2025 was $934 million, a 5% decrease from $987 million reported in the third quarter of 2024. Stable intermodal volume and higher intermodal revenue per unit were partially offset by lower Dedicated and Logistics revenue reflecting sub-seasonal demand and lower fuel revenue.

Purchased transportation and warehousing costs of $684 million were 8% lower than prior year. Salaries and benefits of $143 million were stable compared to prior year as lower headcount offset the impact from the EASO transaction. Depreciation and amortization of $31 million decreased 3% from prior year. Insurance and claims of $10 million increased just 1% from prior year due to safety performance and lower claims costs in the quarter. General and administrative expenses decreased 9% from prior year due to benefits from cost saving initiatives.

GAAP operating income for the third quarter was $39 million or 4.2% of revenue and adjusted operating income (non-GAAP) was $41 million or 4.4% of revenue. Prior year adjusted operating income was $42 million or 4.3% of revenue. Adjusted EBITDA (non-GAAP) for the third quarter was $88 million. Net debt/EBITDA LTM (non-GAAP) was 0.4x for the third quarter, below the leverage target range of 0.75x to 1.25x.

Intermodal and Transportation Solutions (“ITS”) Segment revenue was $561 million in the third quarter compared to $560 million in the prior year as growth in intermodal revenue was largely offset by lower dedicated revenue. GAAP ITS operating income was $16 million, or 2.8% of revenue. Adjusted ITS operating income (non-GAAP) was $16 million, or 2.9% of revenue, up from $15 million in the prior year.

Third quarter Logistics Segment revenue was $402 million, down from $461 million in the prior year due to lower volume and revenue per load in our brokerage business, a decrease in customer activity for consolidation and fulfillment, and soft demand in managed transportation and final mile businesses. GAAP Logistics operating income was $24 million, or 5.9% of revenue. Adjusted Logistics operating income (non-GAAP) was $25 million, or 6.1% of revenue, down from $28 million in the prior year, due to lower brokerage and consolidation and fulfillment results.

Capital expenditures for the third quarter of 2025 totaled $9 million and decreased sequentially due to lower tractor fleet spending. As of September 30, 2025, Hub Group had cash and restricted cash of $147 million. Year-to-date the company returned $36 million to shareholders through dividend payments of $23 million and stock repurchases of $14 million.

2025 Outlook

We expect 2025 diluted earnings per share will range from $1.80 to $1.90. We estimate revenue of approximately $3.6 billion to $3.7 billion for the full year. We project an effective tax rate of approximately 24.5% and capital expenditures of less than $50 million for the full year.

Non-GAAP Financial Measures

In this press release, we present certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted EBITDA, and net debt/EBITDA. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures that may be presented by other companies.

Certain Forward-Looking Statements:

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Conference Call

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on October 30, 2025, to discuss our Third quarter 2025 results. Hosting the conference call will be Phil Yeager, President, CEO and Vice Chairman and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at https://register-conf.media-server.com/register/BIe1c47b2f07e74a5c92ae89b678187755 to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG) with approximately $4 billion in revenue, our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.
CONTACT: Garrett Holland, GHolland@hubgroup.com

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2025		2024
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$934,496	100.0%	$986,892	100.0%

Operating expenses:
Purchased transportation and warehousing	683,657	73.2%	739,995	75.0%
Salaries and benefits	143,085	15.3%	142,948	14.5%
Depreciation and amortization	31,390	3.4%	32,386	3.3%
Insurance and claims	10,338	1.1%	10,217	1.0%
General and administrative	27,128	2.9%	29,674	3.0%
(Gain) loss on sale of assets, net	(545)	-0.1%	(427)	-0.1%
Total operating expenses	895,053	95.8%	954,793	96.7%

Operating income	39,443	4.2%	32,099	3.3%

Other income (expense):
Interest expense, net	(1,661)	-0.2%	(1,333)	-0.1%
Other, net	735	0.1%	(23)	-0.0%
Total other expense, net	(926)	-0.1%	(1,356)	-0.1%

Income before provision for income taxes	38,517	4.1%	30,743	3.2%

Provision for income taxes	9,589	1.0%	7,140	0.7%

Net income	28,928		23,603

Less: Net income attributable to non-controlling interests	374		-

Net income attributable to Hub Group, Inc.	$28,554		$23,603

Earnings per share
Basic	$0.48		$0.39
Diluted	$0.47		$0.39

Basic weighted average number of shares outstanding	60,006		60,374
Diluted weighted average number of shares outstanding	60,333		60,949

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2025		2024
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$2,755,360	100.0%	$2,972,880	100.0%

Operating expenses:
Purchased transportation and warehousing	1,997,484	72.5%	2,207,403	74.3%
Salaries and benefits	435,809	15.8%	429,300	14.4%
Depreciation and amortization	96,356	3.5%	108,489	3.6%
Insurance and claims	31,864	1.2%	35,474	1.2%
General and administrative	83,198	3.0%	84,785	2.9%
(Gain) loss on sale of assets, net	(480)	0.0%	(1,337)	-0.1%
Total operating expenses	2,644,231	96.0%	2,864,114	96.3%

Operating income	111,129	4.0%	108,766	3.7%

Other income (expense):
Interest expense, net	(5,782)	-0.2%	(5,720)	-0.2%
Other, net	1,758	0.1%	(259)	-0.0%
Total other expense, net	(4,024)	-0.1%	(5,979)	-0.2%

Income before provision for income taxes	107,105	3.9%	102,787	3.6%

Provision for income taxes	25,952	0.9%	23,116	0.8%

Net income	81,153		79,671

Less: Net income attributable to non-controlling interests	505		-

Net income attributable to Hub Group, Inc.	$80,648		$79,671

Earnings per share
Basic	$1.34		$1.31
Diluted	$1.34		$1.30

Basic weighted average number of shares outstanding	60,066		60,803
Diluted weighted average number of shares outstanding	60,321		61,241

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$119,699	$98,248
Restricted cash	26,806	28,700
Accounts receivable trade, net	592,202	581,516
Accounts receivable other	13,578	10,880
Prepaid taxes	12,890	15,115
Prepaid expenses and other current assets	23,158	33,870
TOTAL CURRENT ASSETS	788,333	768,329

Restricted investments	20,700	21,642
Property and equipment, net	764,386	739,896
Right-of-use assets - operating leases	231,588	233,651
Right-of-use assets - financing leases	563	1,062
Other intangibles, net	251,892	267,357
Goodwill	818,150	814,309
Other non-current assets	25,109	22,097
TOTAL ASSETS	$2,900,721	$2,868,343

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$243,415	$279,982
Accounts payable other	30,244	29,069
Accrued payroll	34,511	32,833
Accrued other	85,672	91,441
Lease liability - operating leases	46,205	45,492
Lease liability - financing leases	434	663
Current portion of long-term debt	94,520	100,001
TOTAL CURRENT LIABILITIES	535,001	579,481

Deferred consideration	28,579	30,639
Long-term debt	160,479	164,361
Other non-current liabilities	51,786	51,004
Lease liability - operating leases	197,057	197,664
Lease liability - financing leases	64	330
Deferred taxes	172,200	152,913

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2025 and 2024.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 72,303,228 shares issued in both 2025 and 2024; 60,607,391 shares outstanding in 2025 and 60,746,745 shares outstanding in 2024.	723	723
Class B: $.01 par value; 662,300 shares authorized; 574,903 shares issued and outstanding in both 2025 and 2024.	6	6
Additional paid-in capital	222,446	222,039
Retained earnings	2,080,174	2,022,265
Accumulated other comprehensive loss	4,255	(1,453)
Treasury stock; at cost, 11,695,837 shares in 2025 and 11,556,483 shares in 2024	(605,188)	(598,583)
Total Hub Group, Inc. equity	1,702,416	1,644,997
Non-controlling interests	53,139	46,954
TOTAL STOCKHOLDERS' EQUITY	1,755,555	1,691,951
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,900,721	$2,868,343

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net income	$81,153	$79,671
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization of intangibles and right-of-use assets	140,836	145,474
Deferred taxes	6,341	(11,652)
Non-cash share-based compensation expense	14,391	14,695
Gain on sale of assets, net	(480)	(1,337)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	942	(579)
Accounts receivable, net	(10,106)	22,967
Prepaid taxes	2,410	6,305
Prepaid expenses and other current assets	11,252	11,210
Other non-current assets	(5,044)	(2,083)
Accounts payable	(37,033)	(29,520)
Accrued expenses	(10,187)	(10,106)
Non-current liabilities	(34,842)	(31,230)
Net cash provided by operating activities	159,633	193,815

Cash flows from investing activities:
Proceeds from sale of equipment	6,836	9,792
Purchases of property and equipment	(39,190)	(43,220)
Acquisition of container assets	(53,427)	-
Acquisitions, net of cash acquired	(1,259)	3,701
Net cash used in investing activities	(87,040)	(29,727)

Cash flows from financing activities:
Repayments of long term debt	(76,953)	(81,356)
Purchase of treasury stock	(13,814)	(68,273)
Dividends paid	(22,500)	(22,733)
Stock withheld for payments of withholding taxes	(6,775)	(9,064)
Finance lease payments	(494)	(1,532)
Proceeds from issuance of debt	67,385	17,764
Net cash used in financing activities	(53,151)	(165,194)

Effect of exchange rate changes on cash and cash equivalents	115	(25)

Net increase in cash and cash equivalents	19,557	(1,131)
Cash and cash equivalents beginning of period	126,948	187,270
Cash and cash equivalents end of period	$146,505	$186,139

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Three Months Ended September 30,
Operating Revenue	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$561,487	-	-	$559,968	-	-
Logistics	402,399	-	-	460,847	-	-
Inter-segment eliminations	(29,390)	-	-	(33,923)	-	-
Total operating revenue	$934,496	-	-	$986,892	-	-

	Three Months Ended September 30,
Operating Income	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$15,868	$257	$16,125	$13,516	$1,440	$14,956
Logistics	23,575	957	24,532	18,583	8,949	27,532
Total operating income	$39,443	$1,214	$40,657	$32,099	$10,389	$42,488

	Three Months Ended September 30,
Depreciation and Amortization	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$21,065	-	-	$21,249	-	-
Logistics	10,325	-	-	11,137	-	-
Total depreciation and amortization	$31,390	-	-	$32,386	-	-

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Operating Revenue	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$1,619,693	-	-	$1,673,034	-	-
Logistics	1,217,710	-	-	1,400,159	-	-
Inter-segment eliminations	(82,043)	-	-	(100,313)	-	-
Total operating revenue	$2,755,360	-	-	$2,972,880	-	-

	Nine Months Ended September 30,
Operating Income	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$44,325	$257	$44,582	$40,186	$1,440	$41,626
Logistics	66,804	3,532	70,336	68,580	8,949	77,529
Total operating income	$111,129	$3,789	$114,918	$108,766	$10,389	$119,155

	Nine Months Ended September 30,
Depreciation and Amortization	2025	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2025	2024	NON-GAAP Adjustments (1)	NON-GAAP Adjusted 2024
Intermodal and Transportation Services	$65,134	-	-	$75,568	-	-
Logistics	31,222	-	-	32,921	-	-
Total depreciation and amortization	$96,356	-	-	$108,489	-	-

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP Adjusted Earnings, excluding certain items, for income before provision for income taxes (Pre-Tax), net income (After-Tax) and diluted earnings per share (Per Share):

	Three Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2025
	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$38.5	$28.9	$0.47	$107.1	$81.2	$1.34
Vendor settlements (i)	-	-	-	2.6	2.0	0.03
Network alignment (ii)	0.9	0.6	0.01	0.9	0.6	0.01
Transaction related (iii)	0.1	0.1	-	0.1	0.1	-
Other (iv)	0.2	0.2	0.01	0.2	0.2	0.01
Non-GAAP Adjusted Earnings	$39.7	$29.8	$0.49	$110.9	$84.1	$1.39

By providing this measure of Non-GAAP Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.

(ii) Network alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(iii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the acquisition of SITH, LLC in 2025.

(iv) Other includes non-ordinary expenses related to employee matters.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income, excluding certain items.

	Three Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2025
	ITS	Logistics	Consolidated	ITS	Logistics	Consolidated
GAAP Operating Income	$15.9	$23.6	$39.5	$44.3	$66.8	$111.1
Vendor settlements (i)	-	-	-	-	2.6	2.6
Network alignment (ii)	-	0.9	0.9	-	0.9	0.9
Transaction related (iii)	0.1	-	0.1	0.1	-	0.1
Other (iv)	0.1	0.1	0.2	0.1	0.1	0.2
Non-GAAP Adjusted Operating Income	$16.1	$24.6	$40.7	$44.5	$70.4	$114.9

By providing this measure of Non-GAAP Adjusted Operating Income, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.

(ii) Network alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(iii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the acquisition of SITH, LLC in 2025.

(iv) Other includes non-ordinary expenses related to employee matters.

RECONCILIATION OF NET INCOME TO EBITDA (1) AND NET DEBT / EBITDA LEVERAGE
(in thousands)
(unaudited)

	2024	2025	2025	2025
	Q4	Q1	Q2	Q3	LTM (3)
Net Income	$24,372	$27,194	$25,031	$28,928	$105,525
Interest Expense, net	1,858	1,992	2,129	1,661	7,640
Depreciation and Amortization (2)	47,088	47,046	47,402	46,388	187,924
Provision for Income Taxes	5,387	8,447	7,916	9,589	31,339
EBITDA	$78,705	$84,679	$82,478	$86,566	$332,428

Network Alignment (i)	$4,814	$-	$-	$857	$5,671
Transaction Related (ii)	1,194	-	-	104	1,298
Other (iii)	67	-	-	253	320
Vendor Settlements (iv)	-	-	2,575	-	2,575
Adjusted EBITDA	$84,780	$84,679	$85,053	$87,780	$342,292

EBITDA LTM (3)	$332,686	$330,791	$324,312	$332,428
Net Debt (4)	$167,106	$140,223	$95,537	$135,798
Net Debt / EBITDA LTM	0.5	0.4	0.3	0.4

Adjusted EBITDA LTM (3)	$349,150	$347,255	$343,351	$342,292
Net Debt / Adjusted EBITDA LTM	0.5	0.4	0.3	0.4

(1) By providing this Non-GAAP measure of EBITDA and Net Debt / EBITDA Leverage, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability and leverage for the periods presented.

(2) Includes depreciation of property and equipment, amortization of intangible assets and amortization of right-of-use assets.

(3) Last twelve months

(4) Total debt (including finance leases) less cash and cash equivalents

(i) Network Alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the acquisition of SITH, LLC in 2025 as well as the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.

(iv) Vendor settlements includes vendor disputes related to our network alignment consolidation activities.